Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), made and entered into this February 14, 2019, (the “Execution Date”), between Rokk3r Ai Inc., a Delaware corporation (the “Seller”), and Auken Labs LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Seller has authorized the sale and issuance of 1,000,000 (one million) Founders Common Shares of the Seller, $0.0001 par value per share (the “Rokk3r Ai Stock”), with the rights and restrictions set forth in the shareholders agreement signed simultaneously with this Agreement (“Rokk3r Ai Shareholders Agreement”);

WHEREAS, the Seller has been authorized by its holding company, Rokk3r Inc., a Nevada corporation (“Rokk”), to sell and deliver 45,000 (forty five thousand) Common Shares of Rokk, $0.0001 par value per share (the “Rokk Stock”), with the rights and restrictions set forth herein;

WHEREAS, Purchaser owns and operates the GraphPath service, which helps enterprises to evolve from Big Data to Big Knowledge through the creation and management of large-scale enterprise knowledge graphs (the “Business”).

WHEREAS, the Business assets comprise those listed in Exhibit A that include but are not limited to assets such as computer code, service brand, social media accounts, customer prospect lists, and all intangible rights, including but not limited to all goodwill in or arising from the Business as a going concern (collectively, the “Assets”);

WHEREAS, Seller acknowledges that the Assets do not include, and the following is hereby excluded therefrom, all such assets owned by Socialmetrix LLC, a wholly-owned subsidiary of Purchaser;

WHEREAS, in exchange for the Assets, the Seller wishes to sell the Rokk3r Ai Stock and the Rokk Stock (collectively the “Selling Stock”) to the Purchaser, and the Purchaser wishes to purchase the Selling Stock from the Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Purchase and Sale.

1.1  Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

1.2  The Seller agrees to sell and Purchaser agrees to purchase on the Closing Date (as defined below), all the rights, title and interest in and to the Selling Stock in exchange for the Assets.

1.3  As of the Closing Date Purchaser shall sell, convey, transfer and assign to Seller, free and clear of all liens, charges, encumbrances all of the Purchaser's right, title and interest in and to the Assets.

1.4  Purchaser agrees to deliver (or cause to be delivered) to Seller on the Closing Date, the list of items in Exhibit B.

1.5  The closing of the purchase and sale provided for herein will take place on February 20th, 2019 (the "Closing Date") at a location mutually agreed upon by the parties. The parties will be responsible for their respective legal and professional fees associated with this purchase and sale unless otherwise indicated in this Agreement.

2.  Representation and Warranties of the Seller. In connection with the transactions contemplated by this Agreement, Seller, hereby represents and warrants to the Purchaser as follows:

2.1  Rokk3r Ai Stock Title. The Seller is the owner of the Rokk3r Ai Stock and that it is authorized to sell the Rokk3r Ai Stock. The Rokk3r Ai Stock is free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Purchaser.

2.2  Rokk Stock Title. Rokk is the owner of the Rokk Stock and has authorized Seller to sell the Rokk Stock on its behalf. The Rokk Stock is free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Purchaser.

2.3  Compliance with Laws. Seller has complied with all applicable city, state, and federal laws, ordinances, regulations, and rules with respect to the conduct of its operations, and has not received any notice or notices (whether written or oral) of violations of any such statutes or regulations which have not been cured.

2.4  Organization and Good Standing. Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and shall be duly registered as a foreign company operating in the State of Florida within fifteen (15) days following the Closing Date.

2.5  Authority Relative to this Agreement. The execution and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

2.6  Binding Obligation. This Agreement is the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

2.7  No Conflict. The signing and delivery of this Agreement by Seller and the performance by Seller of all of Seller’s obligations under this Agreement will not:

2.8  conflict with Seller’s organizational documents;

2.9  breach any agreement to which Seller is a party, or give any person the right to accelerate any obligation of Seller;

2.10  violate any law, judgment, or order to which Seller is subject;

2.11  require the consent, authorization, or approval of any person, including but not limited to any governmental body, other than those consent already provided by Seller to Purchaser; or

2.12any other agreement to which Seller is a party.

2.13  Litigation.  There is no legal action or suit pending against Seller or any party, to the knowledge of the Seller, that would materially affect this Agreement.

2.14  Contracts. There are no existing contracts and there are no existing disputes or grounds for dispute under any such cancelled contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a material default under such cancelled contracts.

2.15  Taxes. All tax returns of every kind (including returns of real and personal property taxes, intangible taxes, withholding taxes, and unemployment compensation taxes) that Seller was required to file in accordance with any applicable law have been duly filed, and all taxes shown to be due on such returns have been paid in full.

2.16  Disclosure. No representation, warranty, or statement made by Seller in this Agreement or in any A to this Agreement contains or will contain any untrue statement or omits or will omit any fact necessary to make the statements contained herein or therein not misleading. Seller has disclosed to Purchaser all facts that are material to the financial condition, operation, or prospects of the Seller.

2.17  Investment Experience. Seller is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the purchasing of the Assets.

3.  Representation and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, Purchaser, hereby represents and warrants to the Seller as follows:

3.1  Organization and Good Standing. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Florida.

3.2  Authorization. Purchaser has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by Purchaser, will constitute Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms.

3.3  No Conflict. The signing and delivery of this Agreement by Purchaser and the performance by Purchaser of all of Purchaser’s obligations under this Agreement will not:

3.4  conflict with Purchaser’s operating agreement;

3.5  breach any agreement to which Purchaser is a party, or give any person the right to accelerate any obligation of Purchaser;

3.6  violate any law, judgment, or order to which Purchaser is subject; or

3.7  require the consent, authorization, or approval of any person, including but not limited to any governmental body, other than those consent already provided by Purchaser to Seller.

3.8  Title. Purchaser has to its and its CEO’s knowledge good and marketable title to all the Assets, free and clear of any liens, mortgages, pledges, security interests, and other encumbrances of any kind. Furthermore, items listed in Exhibit A include no assets owned by Socialmetrix LLC.

3.9  Compliance with Laws. Purchaser has complied with all applicable city, state, and federal laws, ordinances, regulations, and rules with respect to the conduct of its operations, and has not received any notice or notices (whether written or oral) of violations of any such statutes or regulations which have not been cured.

3.10  Litigation. There are no actions, suits, proceedings or investigations pending or threatened against or affecting Purchaser, the Assets, or the Business.

3.11  Contracts. There are no existing contracts and there are no existing disputes or grounds for dispute under any such cancelled contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a material default under such cancelled contracts.

3.12  Taxes. All tax returns of every kind (including returns of real and personal property taxes, intangible taxes, withholding taxes, and unemployment compensation taxes) relating to the Business that Purchaser was required to file in accordance with any applicable law have been duly filed, and all taxes shown to be due on such returns have been paid in full.

3.13  Disclosure. No representation, warranty, or statement made by Purchaser in this Agreement or in any Exhibit to this Agreement contains or will contain any untrue statement or omits or will omit any fact necessary to make the statements contained herein or therein not misleading. Purchaser has disclosed to Seller all facts that are material to the financial condition, operation, or prospects of the Business, and the Assets.

3.14  Purchase Entirely for Own Account. Purchaser acknowledges that this Agreement is made in reliance upon Seller’s representation, which Purchaser confirms by executing this Agreement, that the Selling Stock will be acquired for investment for Purchaser’s own account, not as a nominee or agent (unless otherwise specified on Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.15  Investment Experience. Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the purchasing of the Selling Stock.

3.16  Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Purchaser agrees to furnish any additional information requested by the Seller to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

3.17  Restricted Securities. Purchaser understands that the Rokk Stock have not been registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Purchaser understands that the Selling Stock are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, Purchaser must hold the Selling Stock indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser agrees to the imprinting, so long as is required by this Section 3.17, of a legend on any of the Selling Stock in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

3.18  No Public Market. Purchaser understands that no public market now exists for the Rokk Stock.

3.19  No General Solicitation. Purchaser acknowledges that the Seller did not offered to sell the Selling Stocks to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

3.20  No Disqualification Events. With respect to the Rokk Stock to be offered and sold hereunder, none of the Purchaser, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Purchaser, any beneficial owner of 20% or more of the Purchaser’s outstanding voting equity securities, calculated on the basis of voting power (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Purchaser has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Company a copy of any disclosures provided thereunder.

4.  Additional Covenants of the Purchaser. Purchaser agrees that by no later than the Closing Date, Purchaser will:

4.1  make all filings, give all notices, and transfer all accounts that Purchaser is required to make and give to close the transaction contemplated in this Agreement;

4.2  transfer the accounts that may need to be transferred to Purchaser; and

4.3  execute, and thereafter adhere to, the Rokk3r Ai Shareholders Agreement.

5.  Expenses, Dividends, and Voting Rights.

5.1  All parties agree to pay all their own costs and expenses in connection with this Agreement.

5.2  Any dividends earned by the Selling Stock and payable before the Closing Date will belong to the Seller, and any dividends earned by the Selling Stock after the Closing Date will belong to the Purchaser.

5.3  Any rights to vote attached to the Selling Stock will belong to the Seller before the Closing Date and will belong to the Purchaser after the Closing Date.

6.  Governing Law and Dispute Resolution.

6.1  The Purchaser and the Seller submit to the laws and jurisdiction of the courts of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

7.  Termination. This Agreement may be terminated by written notice at any time prior to the Closing Date, and in such event, this Agreement shall become void and of no further force and effect, without any liability or obligations on the part of Purchaser or Seller:

7.1  by mutual written agreement of Seller and Purchaser;

7.2  by Purchaser, in the event that there has been a material misrepresentation in this Agreement by Seller, or a material breach of any of Seller’s representations, warranties or covenants set forth herein;

7.3  by Seller, in the event that there has been a material misrepresentation in this Agreement by Purchaser, or a material breach of any of Purchaser’s representations, warranties or covenants set forth herein.

8.  Miscellaneous.

8.1  Defined Terms. Capitalized terms used herein shall have the meaning ascribed to them in the Rokk3r Ai Shareholders Agreement, unless otherwise indicated in this Agreement.

8.2  Counterparts. This Agreement may be executed in counterparts. Facsimile or scanned signatures are binding and are considered to be original signatures.

8.3  Assignment. Neither party will assign this Agreement, in whole or in part, without the written consent of the other party.

8.4  Titles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5  Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon receipt of a return receipt if sent via electronically; (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto.

8.6  No Finder’s or Broker’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify and to hold the other party harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of any breach of the transactions contemplated by this Agreement.

8.7  Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

8.8  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

The Seller Rokk3r Ai Inc. By /s/ Carlos Escobar Name: Carlos Escobar Title: Director Address: 2121 NW 2nd Ave #203 Miami, FL 33127 Email Address: carlos@rokk3r.com	The Purchaser Aunken Labs LLC By /s/ Demian Bellumio Name: Demian Bellumio Title: Director Address: Corporate Trust Center 1209 Orange St. Wilmington, DE 19801 Email Address: dbellumio@graphpath.ai

EXHIBIT A

1)  GraphPath and GraphOS brand and branding/design materials

2)  Code Base and Repositories (https://github.com/aunkenlabs/)

Description	Link
Front end for GraphPath.ai v2	https://github.com/aunkenlabs/graphpath-web-v2
Front end for GraphPath.ai v1	https://github.com/aunkenlabs/graphpath-web

Core API / back-end for all CRUD features	https://github.com/aunkenlabs/graphpath-api
API & services for Dashboards	https://github.com/aunkenlabs/dashboard-metrics-api
Common jars	https://github.com/aunkenlabs/graphpath-common
Explorer Service	https://github.com/aunkenlabs/explorer-service

Data collection / ETL's	https://github.com/aunkenlabs/pipelines
GPQL, ontology, KGaaS (Users)	https://github.com/aunkenlabs/gpql

DevOps repo	https://github.com/aunkenlabs/devops
Internal Proxy configurations	https://github.com/aunkenlabs/graphpath-proxy
Redis deployments	https://github.com/aunkenlabs/graphpath-redis

3)  Product and Services Documentation for GraphPath

4)  R&D Materials Developed by GraphPath, including whitepapers (i.e. GraphOS Whitepaper)

5)  Sales/Commercial Pipeline and Contacts

6)  Social media and blog accounts, including:

•	https://medium.com/@GraphPath/
•	https://www.instagram.com/graphpath/
•	https://www.facebook.com/graphpath
•	https://twitter.com/graphpath/
•	https://www.linkedin.com/company/graphpath/

7)  Domains and websites, including:

•	https://www.graphpath.ai/
•	https://www.graphos.network/

8)  All data stored in production and demo databases

EXHIBIT B

Purchaser agrees to deliver (or cause to be delivered) to Seller on the Closing Date:

(a)  a duly executed Bill of Sale conveying the Assets to Purchaser;

(b)  a duly executed Affidavit of Title that such Assets are being conveyed to the knowledge of the Seller and its CEO free and clear of all liens, charges, encumbrances, debts, obligations and liabilities whatsoever;

(c)  any and all assignments, certificates and other instruments of transfer as may be necessary or desirable to transfer all of Seller's right, title and interest in and to all of the Assets to Purchaser, free of all liens or claims;

(d)  full access and control to Github account for Aunken Labs;

(e)  full access and control to Google G Suite account for GraphPath;

(f)  transfer of all domains listed in Exhibit A; and

(g)  full access and control to all social media and blog accounts listed in Exhibit A.